POWER OF ATTORNEY

for the BlackRock Equity-Bond Complex

The undersigned, James H. Bodurtha, Bruce R. Bond, Donald W. Burton, Stuart E. Eizenstat, Kenneth A. Froot, Robert M. Hernandez, Jack F. O’Brien, Roberta Cooper Ramo, David H. Walsh, Fred G. Weiss, Richard R. West, Richard S. Davis, Laurence D. Fink, and Henry Gabbay, Directors/Trustees of each of the registered investment companies listed in Appendix A hereto, hereby authorize Howard Surloff, Ben Archibald, John Perlowski, Neal J. Andrews, Jay M. Fife, Edward Baer, Jeffrey Holland, Brendan Kyne, Brian Schmidt, and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-1A, filed for such registered investment company or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of each registered investment company listed in Appendix A or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 15th day of September 2010.

Signature	Title	Signature	Title
/s/ James H. Bodurtha James H. Bodurtha	Director/Trustee	/s/ Roberta Cooper Ramo Roberta Cooper Ramo	Director/ Trustee

/s/ Bruce R. Bond Bruce R. Bond	Director/Trustee	/s/ David H. Walsh David H. Walsh	Director/ Trustee

/s/ Donald W. Burton Donald W. Burton	Director/Trustee	/s/ Fred G. Weiss Fred G. Weiss	Director/ Trustee

/s/ Stuart E. Eizenstat Stuart E. Eizenstat	Director/Trustee	/s/ Richard R. West Richard R. West	Director/ Trustee

/s/ Kenneth A. Froot Kenneth A. Froot	Director/Trustee	/s/ Richard S. Davis Richard S. Davis	Director/ Trustee

/s/ Robert M. Hernandez Robert M. Hernandez	Director/Trustee	/s/ Laurence D. Fink Laurence D. Fink	Director/ Trustee

/s/ Jack F. O’Brien Jack F. O’Brien	Director/Trustee	/s/ Henry Gabbay Henry Gabbay	Director/ Trustee

Appendix A

BlackRock Balanced Capital Fund, Inc.

BlackRock Basic Value Fund, Inc.

BlackRock Bond Allocation Target Shares

BlackRock Bond Fund, Inc.

BlackRock California Municipal Series Trust

BlackRock Capital Appreciation Fund, Inc.

BlackRock Equity Dividend Fund

BlackRock EuroFund

BlackRock Focus Growth Fund, Inc.

BlackRock Focus Value Fund, Inc.

BlackRock Fundamental Growth Fund, Inc.

BlackRock Funds II

BlackRock Global Allocation Fund, Inc.

BlackRock Global Dynamic Equity Fund

BlackRock Global Growth Fund, Inc.

BlackRock Global SmallCap Fund, Inc.

BlackRock Municipal Series Trust

BlackRock International Value Trust

BlackRock Mid Cap Value Opportunities Series, Inc.

BlackRock Multi-State Municipal Series Trust

BlackRock Municipal Bond Fund, Inc.

BlackRock Natural Resources Trust

BlackRock Series Fund, Inc.

BlackRock Short-Term Bond Series, Inc.

BlackRock Utilities and Telecommunications Fund, Inc.

BlackRock Variable Series Funds, Inc.

BlackRock World Income Fund, Inc.

FDP Series, Inc.

Managed Account Series

Master Basic Value LLC

Master Bond LLC

Master Focus Growth LLC

Master Value Opportunities LLC

Short-Term Bond Master LLC

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